Exhibit 99.2

eBay Rejects Unsolicited Proposal from GameStop

SAN JOSE, Calif. – May 12, 2026 – eBay Inc. (Nasdaq: EBAY), a global commerce leader that connects millions of buyers and sellers around the world, today announced that, following a thorough review with the support of its financial and legal advisors, the company’s Board of Directors has determined to reject GameStop’s unsolicited, non-binding acquisition proposal.

The full text of the eBay Board’s response letter to GameStop CEO, Ryan Cohen, is set forth below:

Dear Mr. Cohen,

The Board, with the support of its independent advisors, has thoroughly reviewed your proposal and has determined to reject it.

We have concluded that your proposal is neither credible nor attractive. We have taken into account such factors as 1) eBay’s standalone prospects, 2) the uncertainty regarding your financing proposal, 3) the impact of your proposal on eBay’s long-term growth and profitability, 4) the leverage, operational risks, and leadership structure of a combined entity, 5) the resulting implications of these factors on valuation, and 6) GameStop’s governance and executive incentives.

eBay is a strong, resilient business that has delivered meaningful results over the past several years. We have sharpened our strategic focus, strengthened execution, enhanced our marketplace and seller experience, and consistently returned capital to shareholders. With its differentiated global marketplace and a clear strategy, eBay’s Board is confident that the company, under its current management team, is well-positioned to continue to drive sustainable growth, execute with discipline, and deliver long-term value for our shareholders.

Our team remains focused on executing our strategy and driving our business forward in the best interests of the company, our shareholders, our employees, and millions of buyers and sellers around the world.

Sincerely,

/s/ Paul S. Pressler

Paul S. Pressler

Chairman of the Board of Directors, eBay

About eBay

eBay Inc. (Nasdaq: EBAY) is a global commerce leader that connects people and builds communities to create economic opportunity for all. Our technology empowers millions of buyers and sellers in more than 190 markets around the world, providing everyone the opportunity to grow and thrive. Founded in 1995 in San Jose, California, eBay is one of the world’s largest and most vibrant marketplaces for discovering great value and unique selection. In 2025, eBay enabled nearly $80 billion of gross merchandise volume. For more information about the company and its global portfolio of online brands, visit www.ebayinc.com.

Forward-Looking Statements

This press release contains forward-looking statements relating to, among other things, the future performance of eBay Inc. and its consolidated subsidiaries that are based on the company’s current expectations, forecasts and assumptions and involves risks and uncertainties. These statements include, but are not limited to, management’s vision for the future of eBay and our ability to accomplish our vision, the future growth in our business, our ability to drive sustainable long-term growth and create lasting value for our shareholders, the impact of current and contemplated strategic initiatives and offerings, partnerships with and acquisitions of other companies, and new and updated product features or programs, including the initiatives, offerings, partnerships, acquisitions, features and programs discussed in our earnings press release for the first quarter 2026, the effects of foreign currency volatility and our ability to respond to such effects, operating efficiency and margins, and dividends and share repurchases. In some cases, forward-looking statements can be identified by terms such as “aim,” “anticipate,” “believe,” “commit,” “consider,” “continue,” “could,” “design,” “develop,” “enable,” “estimate,” “expect,” “forecast,” “future,” “goal,” “impact,” “intend,” “likely,” “maintain,” “may,” “ongoing,” “opportunity,” “optimistic,” “outlook,” “plan,” “possible,” “potential,” “predict,” “probable,” “pursue,” “remain,” “seek,” “should,” “strategy,” “strive,” “target,” “value,” “will,” “would,” or similar expressions, variations and derivative forms and/or the negatives of those words. Forward-looking statements involve substantial risks and uncertainties that may cause actual results to differ materially from those that eBay expects. These and other risks and uncertainties include market risks, trends and conditions. These and other risks and uncertainties are more fully described in eBay’s filings with the Securities and Exchange Commission, including in the risk factors included in eBay’s Annual Report on Form 10-K for the year ended December 31, 2025, and subsequent reports that eBay files with the Securities and Exchange Commission. In light of such risks, readers are cautioned not to place undue reliance on such forward-looking statements. Forward-looking statements represent beliefs and assumptions of eBay only as of the date of this press release. eBay does not intend to update, and expressly disclaims any obligation to update, any of these forward-looking statements for any reason after the date of this press release or to conform these statements to actual results or revised expectations, except as required by law.

Investor Relations Contact:

John Egbert

ir@ebay.com

Media Relations Contact:

Sybille St. Arromand

press@ebay.com